TURNER, WARREN, HWANG & C0NRAD
                     ACCOUNTANCY CORPORATION
                 100 NORTH FIRST STREET SUITE 202
                    BURBANK, CALIFORNIA 991502


GARY W TURNER, CPA                                          (818) 955-9537
JUDITH M WARREN, CPA                                        (310) 435-2826
WALTER Y HWANG, CPA
DAVID A CONRAD, CPA                                         FAX (818) 955-8416





To whom it may concern:

We hereby consent to the inclusion of our Independent Auditors' Report for the fiscal year ended September 30, 1996 of Ministry Partners Corporation in this Registration Statement on Form SB-2 and to the reference to our Firm under the caption "Experts" in the Prospectus which is a part of such Registration Statement.

/s/ Turner, Warren, Hwang & Conrad

TURNER, WARREN, HWANG & CONRAD
ACCOUNTANCY CORPORATION

Burbank, California
February 21, 1997








                          EXHIBIT 23.3